UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2022

Lerer Hippeau Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40168	86-1418494
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Street, Suite 201 New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(646) 237-4837

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LHAA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2022, Lerer Hippeau Acquisition Corp., a Delaware corporation (the “Company”), issued an unsecured promissory note (the “Note”) in the amount of up to $650,000 to its sponsor, LHAC Sponsor LLC, a Delaware limited liability company (the “Payee”). The proceeds of the Note, which may be drawn down from time to time until the Maturity Date (as defined below), will be used for costs and expenses related to a Business Combination (as defined below) transaction and for general working capital purposes.

The Note bears interest at the lowest short-term Applicable Federal Rate (within the meaning of Internal Revenue Code Section 1274) in effect as of the date the Note was issued and is payable in full upon the earlier to occur of (i) March 9, 2023, which is the date that is 24 months from the closing of the Company’s initial public offering of its securities, or if the period of time that the Company has to consummate a Business Combination is extended as a result of an amendment to its Amended and Restated Certificate of Incorporation, the latest date of such extended period, and (ii) the date on which the Company consummates a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”) (such earlier date of (i) and (ii), the “Maturity Date”). A failure to pay the principal amount outstanding and any and all interest earned thereon (the “Full Balance”) on the Maturity Date or the commencement of a voluntary or involuntary bankruptcy action will be deemed an event of default, in which case the Note may be accelerated. Prior to the Company’s first payment of all or any portion of the Full Balance of the Note in cash, the Payee has the option to convert all, but not less than all, of the Full Balance of the Note into private placement shares (the “Conversion Shares”), equal to: (x) the Full Balance of the Note being converted, divided by (y) $10.00, rounded up to the nearest whole number of shares. The Conversion Shares would be identical to the shares issued by the Company to the Payee in the private placement that was consummated in connection with the Company’s initial public offering. The Payee would be entitled to certain registration rights relating to the Conversion Shares.

The Conversion Shares that may be issued pursuant to the Note would not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and would be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by the terms and conditions of the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 to the extent required herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Conversion Shares, if any, (1) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Payee until 30 days after the completion of the Company’s initial Business Combination and (2) are entitled to registration rights.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	Promissory Note, dated June 27, 2022, issued by Lerer Hippeau Acquisition Corp. to LHAC Sponsor LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lerer Hippeau Acquisition Corp.

Date: June 28, 2022	By:	/s/ Eric Hippeau
	Name:	Eric Hippeau
	Title:	Chief Executive Officer